UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 19 March 2001
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

                                        Air Products and Chemicals, Inc.
                                --------------------------------------------------
                                (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
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

Item 5.  Other Events.
----------------------

             Air Products Updates Its Outlook for the March Quarter

LEHIGH VALLEY, Pa. (MARCH 19, 2001) -- Based on current financial data, Air Products and Chemicals, Inc. (NYSE: APD) today revised its earnings outlook for the March quarter. The company expects earnings from operations of approximately 53 cents per share. The revised outlook results primarily from a sharper than expected decline in U.S. manufacturing demand for chemicals and, to a lesser extent, some industrial gases. The revised earnings estimate excludes a charge of about 10 cents per share for workforce reduction and asset management costs related to major work process improvement programs primarily in Europe and in its chemicals business.

According to chairman and chief executive officer John P. Jones, "Air Products is experiencing short-term impacts from the weakening U.S. economy. Our chemicals business has been severely impacted by customer outages, softness in some end-markets, and lower margins as price increases continued to lag raw material cost increases."

Despite this quarter's revised outlook, Mr. Jones noted that Air Products' long-term fundamentals remain positive. "It's been tough to call the bottom of this cycle, but we are confident our chemicals business will rebound, and our focused strategies in gases and chemicals will lead to solid future growth. Gases sales to the electronics market and the chemical and processing industries remain strong. These key businesses, along with our European and Asian gases businesses, are performing well. Productivity gains continue across every aspect of our cost chain, including purchasing, raw material sourcing, distribution, and overheads."

With regard to the company's outlook for the year, Mr. Jones said, "Uncertainty about the duration of the external factors driving this quarter's results is causing us to be more cautious in our outlook." More specific guidance will be provided when quarterly earnings are released on April 23rd.

Current business information addressing the quarter-to-date period was published today on the company's website (www.airproducts.com/fin/current_0301.asp).

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions; demand for the goods and services of Air Products; competitive factors in the industries in which it competes; whether prices of natural gas and other raw materials fall in the second half of fiscal 2001; the ability to recover increased energy and raw material costs from customers; the availability of utilities, particularly in California, to provide electrical power; changes in government regulation; success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in the jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.


 Media Inquiries:
 ----------------

    Lisa A. Walsh, tel: (610) 481-5784; e-mail: walshla@apci.com.
                                                ----------------

Investor Inquiries:
-------------------

     Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.
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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Air Products and Chemicals, Inc.
                                   --------------------------------
                                   (Registrant)



Dated: 19 March 2001           By:          /s/ Leo J. Daley
                                  ------------------------------------------
                                             Leo J. Daley
                                  Vice President - Finance and Controller
                                        (Chief Financial Officer)

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